                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                           EUROPEAN GROWTH SECURITIES




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                             _                              _
                            |        ______________________  |
FORMULA:                    |       |                        |
                            |  /\ n |          ERV           |
                    T  =    |    \  |     -------------      |  - 1
                            |     \ |           P            |
                            |      \|                        |
                            |_                              _|

                   T = AVERAGE ANNUAL TOTAL RETURN
                   n = NUMBER OF YEARS
                 ERV = ENDING REDEEMABLE VALUE
                   P = INITIAL INVESTMENT

                                                                    (A)
  $1,000         ERV AS OF     AGGREGATE          NUMBER OF  AVERAGE ANNUAL
INVESTED - P      31-Oct-95   TOTAL RETURN        YEARS - n  TOTAL RETURN - T
-------------    -----------  --------------      ----------------------------

 31-Oct-94        $1,118.30      11.83%                 1.00            11.83%

 31-Oct-90        $1,833.50      83.35%                 5.00            12.89%

 01-Jun-90        $1,700.80      70.08%                 5.42            10.30%





(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                             _                              _
                            |        ______________________  |
FORMULA:                    |       |                        |
                            |  /\ n |          EV            |
                    t  =    |    \  |     -------------      |  - 1
                            |     \ |           P            |
                            |      \|                        |
                            |_                              _|

                                EV
                   TR  =    ----------   - 1
                                 P


             t = AVERAGE ANNUAL TOTAL RETURN
                 (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             n = NUMBER OF YEARS
            EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             P = INITIAL INVESTMENT
            TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)



                                          (C)                                     (B)
  $1,000          EV AS OF             TOTAL                 NUMBER OF        AVERAGE ANNUAL
INVESTED - P      31-Oct-95            RETURN - TR           YEARS - n        TOTAL RETURN - t
-------------    -----------           -----------           ----------------------------

 31-Oct-94        $1,168.30                 16.83%                       1.00      16.83%

 31-Oct-90        $1,853.50                 85.35%                       5.00      13.14%

 01-Jun-90        $1,710.80                 71.08%                       5.42      10.42%


(D)        GROWTH OF $10,000
(E)        GROWTH OF $50,000
(F)        GROWTH OF $100,000


FORMULA:   G= (TR+1)*P
           G= GROWTH OF INITIAL INVESTMENT
           P= INITIAL INVESTMENT
           TR= TOTAL RETURN SINCE INCEPTION

                                       (D)                           (E)                         (F)
                 TOTAL                 GROWTH OF                      GROWTH OF                GROWTH OF
INVESTED - P     RETURN - TR           $10,000 INVESTMENT -G      $50,000 INVESTMENT - G $100,000 INVESTMENT - G
-----------      -----------           -------------------------------------------------------------------------

 01-Jun-90            71.08               $17,108                     $85,540                   $171,080

